Exhibit 99.1

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-122762

Prospectus Supplement to Prospectus dated May 23, 2005.

4,000,000 Shares

Common Stock

Renovis, Inc. is selling 4,000,000 shares of its common stock by this prospectus supplement.

The common stock is quoted on the Nasdaq National Market under the symbol “RNVS”. The last reported sale price of the common stock on September 22, 2005 was $13.92 per share.

See “ Risk Factors” on page S-8 of this prospectus supplement to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$13.50	$54,000,000
Underwriting discount	$0.81	$3,240,000
Proceeds, before expenses, to Renovis	$12.69	$50,760,000

To the extent that the underwriters sell more than 4,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 600,000 shares from Renovis at the initial price to public less the underwriting discount.

The underwriters expect to deliver the shares against payment in New York, New York on September 28, 2005.

Goldman, Sachs & Co.
CIBC World Markets
Piper Jaffray
SG Cowen & Co.

Prospectus Supplement dated September 22, 2005.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock being offered by us. The second part, the accompanying prospectus dated May 23, 2005, gives more general information about our common stock. You should read the entire prospectus supplement, the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Under no circumstances should the delivery to you of this prospectus supplement and the accompanying prospectus or any sale made pursuant to this prospectus supplement create any implication that the information contained in this prospectus supplement and the accompanying prospectus is correct as of any time after the date of this prospectus supplement.

Unless we indicate otherwise, references in this prospectus supplement to “Renovis,” “we,” “our” and “us” refer to Renovis, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Because it is a summary, it does not contain all the information you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, before making an investment decision.

Business Overview

We are a biopharmaceutical company with a primary focus on the discovery, development and commercialization of drugs to treat neurological diseases and disorders. Our most advanced product candidate, Cerovive® (NXY-059), is in Phase III clinical trials for the treatment of acute ischemic stroke with our exclusive licensee AstraZeneca AB, or AstraZeneca. Upon commercialization of Cerovive (NXY-059), we are entitled to receive mid-teen percentage royalties on worldwide net sales. We are currently conducting drug discovery programs in the areas of neuroprotection, pain and inflammatory diseases. In addition to the relationship with AstraZeneca, we have a collaboration with Pfizer Inc., or Pfizer, to discover and develop product candidates targeting the vanilloid receptor 1, or VR1, and a collaboration with Genentech, Inc., or Genentech, in the areas of nerve growth and anti-angiogenesis.

Cerovive (NXY-059)

Stroke is the leading cause of adult long-term disability and the third leading cause of death in the industrialized world. Cerovive (NXY-059) is our novel free radical trapping neuroprotectant in development for the treatment of acute ischemic stroke. Stroke involves the death of brain tissue caused by blockage (acute ischemic stroke) or rupture (hemorrhagic stroke) of the blood vessels leading to or within the brain. A primary goal of any stroke treatment is to limit long-term disability by reducing the amount of damage to brain tissue that would otherwise occur without treatment. Currently, the only approved product for the treatment of acute ischemic stroke in the U.S. and Europe is tissue plasminogen activator, or tPA, which, principally due to increased risk of intra-cerebral hemorrhage, or ICH, is used to treat fewer than 5% of stroke patients. Therefore, we believe there is a significant unmet need for safe and effective stroke therapeutics. Cerovive (NXY-059) is a neuroprotectant which, in experimental models of acute ischemic stroke, has been shown to limit damage to brain tissue and preserve brain function.

In May 2003, our exclusive licensee, AstraZeneca, initiated two multi-national, multi-center, randomized, double-blinded Phase III clinical trials (SAINT I and SAINT II) to test Cerovive (NXY-059) versus placebo. The primary endpoint of the SAINT trials is reduction versus placebo of global disability measured three months after stroke using a standard disability scoring system called the modified Rankin Scale, or mRS. The first trial, SAINT I, was conducted primarily in Europe. The second trial, SAINT II, is being conducted primarily in the United States and Canada. The SAINT trials are designed to determine the efficacy and evaluate the safety of Cerovive (NXY-059) when administered up to six hours after the onset of stroke symptoms. To be enrolled in the SAINT trials, patients must show symptoms of acute ischemic stroke with limb weakness and have had full functional independence before their stroke.

In May 2005, we announced, in coordination with AstraZeneca, results from the SAINT I trial involving more than 1,700 patients. Analysis of the data from this trial yielded several key findings:

•	Cerovive (NXY-059) achieved its primary endpoint in the trial by showing a statistically significant reduction versus placebo of disability in patients after an acute ischemic stroke as measured using the mRS (P=0.038);

•	Cerovive (NXY-059) had an excellent safety profile and was well tolerated, which is consistent with the results of previous clinical and preclinical studies; and

•	Cerovive (NXY-059) showed efficacy regardless of time-to-treatment, stroke severity and treatment with tPA.

These results established Cerovive (NXY-059) as the only neuroprotectant ever to reach a statistically significant, positive result on the primary endpoint in a Phase III trial. The data did not show a significant effect in a pre-specified statistical analysis of Cerovive’s (NXY-059) effect on neurological impairment as measured using the NIH Stroke Scale, or NIHSS. However, based on a subsequent review, we believe that the pre-specified statistical analysis was inappropriate to the NIHSS dataset. When a more appropriate statistical analysis was applied to the NIHSS endpoint in SAINT I, a trend was seen in favor of Cerovive (NXY-059), although it was not statistically significant. The NIHSS is referred to as a co-primary endpoint measure in the SAINT I and II protocols in recognition of its role as the most important supportive efficacy endpoint after the single primary endpoint measure, the mRS. Based on consultations with the U.S. Food and Drug Administration, or FDA, we believe that replication in SAINT II of the statistically significant result in SAINT I on the primary endpoint, measured using the mRS, would be sufficient evidence of efficacy.

Based on its review of the SAINT I data and subsequent consultations with the FDA and leading stroke experts, AstraZeneca is making the following changes to provide added assurance that the ongoing SAINT II trial with Cerovive (NXY-059) will build on the success of SAINT I by:

•	increasing the planned enrollment to 3,200 patients from the originally planned 1,700 patients;

•	pre-specifying reduction of ICH in tPA-treated patients as an endpoint; and

•	modifying the statistical analysis of the endpoint of neurological impairment measured using the NIHSS.

The expansion of SAINT II represents a significant additional investment by AstraZeneca to improve the statistical powering of this trial in order to confirm the results seen in the SAINT I trial. Additionally, we believe that with these changes, SAINT II will provide more useful information about the effect of Cerovive (NXY-059) on neurological impairment and ICH in tPA-treated patients. Based on enrollment trends to date, the expansion of SAINT II moved the timing of filing anticipated regulatory applications for marketing approval of Cerovive (NXY-059) from the second half of 2006 to the second half of 2007. AstraZeneca is taking steps to increase the rate of enrollment in the SAINT II trial, including the addition of stroke centers in at least 10 countries that previously participated in the completed SAINT I trial.

In addition to the ongoing SAINT II trial, AstraZeneca is conducting a Phase IIb trial, or CHANT, to assess the safety of Cerovive (NXY-059) in 600 hemorrhagic stroke patients. Existing treatment options for acute ischemic stroke, such as tPA, require a computerized tomography, or CT, scan prior to administration because they are unsafe for use in hemorrhagic stroke patients. We believe that if the CHANT trial demonstrates that Cerovive (NXY-059) is safe for use in hemorrhagic stroke patients Cerovive (NXY-059) could be labeled for administration prior to a CT scan. In July 2005, we reported that the CHANT trial would continue as planned following a scheduled interim safety analysis of data from 400 patients by an independent data and safety monitoring board. We expect to report final results from the CHANT trial in coordination with AstraZeneca during the first half of 2006.

Drug Discovery Programs

The objective of our drug discovery programs is to efficiently assemble a portfolio of high potential product opportunities. We intend to accomplish this objective through both investments in our internal drug discovery efforts and by applying our neuroscience expertise in selectively acquiring or in-licensing product opportunities and technologies that complement our existing business. To advance our internal programs and capitalize on external opportunities, we have built a small molecule drug discovery capability that includes molecular biology, bioinformatics, cheminformatics, medicinal chemistry, toxicology and pharmacology expertise.

In our programs that address various forms of pain, our strategy is to pursue novel mechanisms of analgesia that are superior to those of existing pain treatments. For instance, our most advanced drug discovery program is focused on small molecules that inhibit VR1, with the objective of developing a new class of treatment for inflammatory pain, neuropathic pain, urinary incontinence and other disorders. In May 2005, we entered into an agreement with Pfizer to combine our respective drug discovery efforts surrounding VR1. Under the collaboration, in July 2005, we received a $10 million license fee from Pfizer. We are also entitled to receive research funding in excess of $7 million over the two-year research term of the agreement. We will also be eligible to receive research, development, approval and commercialization milestone payments resulting in total potential payments to us of greater than $170 million through successful achievement of milestones for products resulting from the collaboration as well as double-digit royalties on net sales by Pfizer of any products resulting from the collaboration. Pfizer may extend the research term of the agreement for up to two additional years subject to additional funding requirements.

In addition to our agreement with Pfizer, in December 2003 we entered into a two year collaboration agreement with Genentech to discover and develop drugs that inhibit angiogenesis and promote nerve re-growth following nervous system injury. Under the terms of the agreement, Genentech paid us an upfront license and technology access fee of approximately $5 million in January 2004 and made a $3 million equity purchase concurrent with the closing of our initial public offering. We are also eligible to receive future milestone and royalty payments on therapeutic products emerging from the collaboration that are developed and commercialized by Genentech. Unless Genentech exercises certain rights and makes additional payments to us, we will have the right to develop and commercialize products arising from the collaboration that are specifically useful for the treatment of central and peripheral nervous system diseases and conditions. We would be required to make royalty payments, and in certain cases milestone payments, to Genentech on products that we develop and commercialize under the collaboration.

In addition to these partnered programs, we are independently pursuing drug discovery programs targeted at next-generation cytoprotectants and certain purinergic receptors that are implicated in a broad spectrum of pain and inflammatory diseases. In our cytoprotectant program, we are pursuing the development of next-generation compounds that act similarly to Cerovive (NXY-059) for the treatment of myocardial infarction, kidney disease, stroke, neurodegeneration and potentially other diseases and conditions in which ischemia is thought to play a key role. For our programs focused on purinergic receptors, we believe that our medicinal chemistry expertise and focused compound library are well suited to producing drug candidates for these novel targets.

Risk Factors

Our business is subject to numerous risks, which are highlighted in the section entitled “Risk Factors” included in this prospectus supplement.

Company Information

We were incorporated in Delaware in January 2000 as Renovis Neuroscience, Inc. and changed our name to Renovis, Inc. in June 2000. Our principal executive offices are located at Two Corporate Drive, South San Francisco, California 94080, and our telephone number is (650) 266-1400. Our website address is www.renovis.com. Information contained in our website is not a part of this prospectus supplement or the accompanying prospectus.

“RENOVIS” is our registered trademark. “CEROVIVE” is a registered trademark of AstraZeneca. Other service marks, trademarks and trade names referred to in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

The Offering

Common stock we are offering:	4,000,000 shares

Common stock to be outstanding after this offering	28,857,189 shares

Risk factors	See “Risk Factors” beginning on page S-8 for a discussion of factors that you should consider before buying shares of our common stock.

Nasdaq National Market Symbol	“RNVS”

Use of proceeds	We intend to use the net proceeds of this offering to fund research and development, including clinical trials for any future product candidates, and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-24.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option to purchase up to 600,000 shares of common stock.

See “Capitalization” on page S-25 for additional information on the number of shares of common stock to be outstanding after this offering.

Summary Financial Data

The tables below present our summary statement of operations and balance sheet data. We have derived our statement of operations data for the years ended December 31, 2002, 2003 and 2004 from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have derived our condensed balance sheet data as of June 30, 2005 and statement of operations data for each of the six months ended June 30, 2004 and 2005 from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited financial statements include, in our opinion, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of our financial position and results of operations for these periods. Operating results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005, or any other period. You should read the summary financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Six Months Ended June 30,
	2002	2003	2004	2004	2005
	(in thousands except share and per share amounts)
Statement of Operations Data:
Revenues from collaborative agreements	$—	$4,500	$2,625	$1,313	$1,313
Operating expenses:
Research and development	10,944	20,449	30,733	13,615	15,172
General and administrative	5,266	6,637	8,270	4,184	4,661
Amortization of employee stock-based compensation	—	1,860	4,646	2,434	2,055
Acquired in-process research and development	8,882	17,305	—	—	—

Total operating expenses	25,092	46,251	43,649	20,233	21,888

Loss from operations	(25,092)	(41,751)	(41,024)	(18,920)	(20,575)
Interest income	573	371	1,445	616	813
Interest expense	(558)	(492)	(362)	(205)	(207)

Net loss	(25,077)	(41,872)	(39,941)	(18,509)	(19,969)
Deemed dividend upon issuance of Series E convertible preferred stock	—	(43,393)	—	—	—

Net loss applicable to common stockholders	$(25,077)	$(85,265)	$(39,941)	$(18,509)	$(19,969)

Basic and diluted net loss per share applicable to common stockholders	$(41.94)	$(87.93)	$(1.84)	$(0.97)	$(0.81)

Shares used in computing basic and diluted net loss per share	597,954	969,692	21,670,435	18,992,479	24,576,463

	As of June 30, 2005
	Actual	As Adjusted(1)
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents, restricted cash and marketable securities	$68,926	$119,286
Current assets	71,036	121,396
Working capital	63,390	113,750
Long-term liabilities	3,391	3,391
Stockholders’ equity	66,797	117,157

(1)	As adjusted to give effect to the sale of 4,000,000 shares of our common stock in this offering at the initial price to public of $13.50 per share, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

RISK FACTORS

Our business is subject to various risks, including those described below. You should carefully consider the following risks, together with all of the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before investing in our common stock. Any of these risks could materially adversely affect our business, operating results and financial condition.

Risks Related to Our Company

Clinical trials may fail to demonstrate the safety and efficacy of our product candidates, which could prevent or significantly delay their regulatory approval.

Our future success is dependent upon, among other factors, our ability to develop working products and our ability to successfully complete clinical trials. All of our potential products currently are in research, preclinical development or clinical testing, and commercialization of those products will not occur for at least the next several years, if at all. All of our potential products will require extensive additional research and development prior to any commercial introduction. There can be no assurance that any of our research and development and clinical trial efforts will result in viable new products. In July 2004, we announced our decision to discontinue efforts to commercialize REN-213, an intravenous drug candidate we were developing for the treatment of acute post-operative pain. In March 2005, we announced our decision to discontinue efforts to develop REN-1654 for the treatment of post-herpetic neuralgia, or PHN, and, in August 2005, based on results of our Phase II clinical trial studying REN-1654 in patient volunteers with sciatica, we announced that we were discontinuing development of REN-1654 as an oral medication. In June 2005, we announced our decision to discontinue efforts to develop REN-850 for the treatment of multiple sclerosis, or MS. Any failure or substantial delay in completing clinical trials for our product candidates, including Cerovive (NXY-059) may severely harm our business. Before obtaining regulatory approval for the sale of any of our potential products or the potential products of our current and future strategic partners and licensees, we and our strategic partners or licensees must subject these product candidates to extensive preclinical and clinical testing to demonstrate their safety and efficacy in humans. The success of this preclinical and clinical testing is critical to achieving our product development goals. If our product development efforts are unsuccessful, we will not obtain regulatory approval for them, we will not generate sales from them, and our business and results of operations would be adversely affected.

Clinical trials are expensive, time-consuming and typically take years to complete. In connection with clinical trials, we face the risks that:

•	a product candidate may not prove to be efficacious;

•	we may discover that a product candidate may cause harmful side effects;

•	patients may die or suffer other adverse medical effects for reasons that may not be related to the product candidate being tested;

•	the results may not confirm the positive results of earlier trials; and

•	the results may not meet the level of statistical significance required by the FDA or other regulatory agencies.

The results in early phases of clinical testing are based upon limited numbers of patients and a limited follow-up period and our success may not be indicative of results in a large number of patients or long-term efficacy. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late stage clinical trials even after achieving promising results in early stage development. The results from the SAINT I trial for Cerovive (NXY-059) may not be predictive of results obtained in the second Phase III clinical trial, SAINT II. If a larger population of patients does not experience positive results, or if these results do not have a lasting effect, our products may not receive approval from the FDA. In addition, even if the primary endpoint of the SAINT II trial is achieved, if the SAINT II trial does not demonstrate positive trends or statistically significant benefits with respect to neurological impairment measured using the NIHSS, the ability of Cerovive (NXY-059) to obtain regulatory approval in certain jurisdictions outside the United States could be impaired and market acceptance for Cerovive (NXY-059) could be adversely affected. The potential market opportunity for Cerovive (NXY-059) will also likely depend in part on whether Cerovive (NXY-059) may be labeled for administration prior to a CT scan. If the CHANT trial fails to demonstrate that Cerovive (NXY-059) is safe for use in hemorrhagic stroke patients, the size of the market opportunity for Cerovive (NXY-059) could be adversely affected. Failure to demonstrate the safety and effectiveness of our product candidates in larger patient populations could have a material adverse effect on our business that would cause our stock price to decline significantly.

Failure to enroll patients for clinical trials may cause delays in developing our product candidates.

We may encounter delays or rejections if we, our strategic partners or licensees are unable to enroll enough patients to complete clinical trials. Patient enrollment depends on many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the trial. When one product candidate is evaluated in multiple clinical trials simultaneously, patient enrollment in ongoing trials can be adversely affected by negative results from completed trials. At various times, Cerovive (NXY-059) has been involved in multiple clinical trials that were enrolling patients simultaneously. Any delays in planned patient enrollment may result in increased costs and delays, which could harm our ability to develop products.

The independent clinical investigators and contract research organizations that we and our strategic partners or licensees rely upon to conduct clinical trials may not be diligent, careful or timely, and may make mistakes in the conduct of our trials.

We depend on AstraZeneca to conduct our clinical trials for Cerovive (NXY-059). We will depend on independent clinical investigators and contract research organizations, or CROs, to conduct our clinical trials under their agreements with us. We will not employ these investigators, and we cannot control the amount or timing of resources that they will devote to our programs. Our contracts with these investigators will involve fixed fees. If the costs of performing the clinical trials exceed estimates, these investigators may fail to devote sufficient time and resources to our drug development programs, fail to enroll patients as rapidly as expected, or otherwise fail to perform in a satisfactory manner, regulatory approval and our introductions of new products will be delayed. We intend to contract with CROs for execution of any future clinical trials for our product candidates. Failure of the CROs to meet their obligations could adversely affect clinical development of our product candidates. Moreover, these independent investigators and CROs may also have relationships with other commercial entities, some of which may compete with us. If independent investigators and CROs assist our competitors, it could harm our competitive position.

We depend on our licensee, AstraZeneca, for the completion of the Cerovive (NXY-059) clinical program and for the commercialization of Cerovive (NXY-059).

Under our exclusive license agreement with AstraZeneca, AstraZeneca is responsible for all aspects of clinical development of Cerovive (NXY-059). If Cerovive (NXY-059) receives regulatory approval, AstraZeneca will be responsible for marketing and sales of the commercial product. Because AstraZeneca is responsible for these functions, we have no control over the development schedule or, if Cerovive (NXY-059) receives regulatory approval, the marketing plan for Cerovive (NXY-059). If the clinical trials for Cerovive (NXY-059) are not successful, Cerovive (NXY-059) will not be commercialized. Moreover, if AstraZeneca elects to terminate the clinical program for Cerovive (NXY-059), the rights to develop and market Cerovive (NXY-059) will revert to us. If these rights revert to us, we will have to fund the clinical programs for Cerovive (NXY-059) on our own, seek a strategic partner or licensee for clinical development or abandon Cerovive (NXY-059).

Our reliance on AstraZeneca poses a number of risks, including the following:

•	AstraZeneca has discretion to elect whether to pursue the development of Cerovive (NXY-059) or to modify or abandon the clinical program at any time;

•	we cannot control whether AstraZeneca will devote sufficient resources to the clinical program and, if Cerovive (NXY-059) is approved by the FDA or other regulatory agencies, the marketing plan for the commercial drug product;

•	although we have no history of royalty payment disputes, even if Cerovive (NXY-059) is approved and commercialized, disputes may arise in the future with respect to the calculation of royalty payments based on net sales related to Cerovive (NXY-059); and

•	if AstraZeneca perceives that the market opportunity for Cerovive (NXY-059) or its profit margin from the sale of Cerovive (NXY-059) is too small to justify commercialization, the interests and motivations of AstraZeneca may not be, or may not remain, aligned with ours.

If any of these risks materialize, it could delay the development schedule for Cerovive (NXY-059) and impair its commercialization.

If we or our strategic partners or licensees fail to obtain U.S. regulatory approvals for product candidates under development, including our lead product candidate, Cerovive (NXY-059), we will not be able to generate revenue in the U.S. market from the commercialization of product candidates.

We must receive FDA approval for each of our product candidates before we can commercialize or sell that product candidate in the United States, and AstraZeneca, our licensee for Cerovive (NXY-059), must receive regulatory approval for Cerovive (NXY-059) and commercialize or sell Cerovive (NXY-059) before we will receive royalties. The FDA can limit or deny their approval for many reasons, including:

•	a product candidate may be found to be unsafe or ineffective;

•	regulators may interpret data from preclinical testing and clinical trials differently and less favorably than the way we interpret it;

•	regulators may not approve the manufacturing processes or facilities that we use; and

•	regulators may change their approval policies or adopt new regulations.

Failure to obtain FDA approval or any delay or setback in obtaining such approval could:

•	adversely affect our ability to market any drugs we develop independently or with strategic partners or licensees;

•	impose additional costs and diminish any competitive advantages that we may attain; and

•	adversely affect our ability to generate royalties or product revenues.

Any such failures or delays in the regulatory approval process for any of our product candidates would delay or diminish our receipt of product revenues, if any, and would materially adversely affect our business, financial condition and results of operations.

Even if we obtain FDA approval, our product candidate may not be approved for all indications that we request, which could limit the uses of our product and adversely impact our potential royalties and product sales. If FDA approval of a product is granted, such approval may be subject to limitations on the indicated uses for which the product may be marketed or require costly, post-marketing follow-up studies. As to any product for which marketing approval is obtained, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record keeping related to the product will be subject to extensive regulatory requirements. The subsequent discovery of previously unknown problems with the product may result in restrictions on the product, including withdrawal of the product from the market. We may be slow to adapt, or we may never adapt, to changes in existing requirements or adoption of new requirements or policies.

If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

If we or our strategic partners or licensees fail to obtain regulatory approvals in other countries for product candidates under development, we will not be able to generate revenue in such countries from the commercialization of product candidates.

In order to market our products outside of the United States, we and our strategic partners and licensees must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA approval in the United States. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA approval in the United States, including the risk that our product candidate may not be approved for all indications that we request, which could limit the uses of our product and adversely impact our potential royalties and product sales and that such approval may be subject to limitations on the indicated uses for which the product may be marketed or require costly, post-marketing follow-up studies.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Even if our product candidates are approved and commercialized, competitive products may impede market acceptance of our products.

Hospitals, physicians or patients may conclude that our potential products are less safe or effective or otherwise less attractive than these existing drugs. Even if approved and commercialized, Cerovive (NXY-059), or any future product candidates, may fail to achieve market acceptance with hospitals, physicians or patients. If our products do not receive market acceptance for any reason, our revenue potential could be diminished which would materially adversely affect our business, financial condition and results of operations.

Further, our competitors may develop new products that could be more effective or less costly, or that may seem more cost-effective, than our products. For example, although we believe that Cerovive (NXY-059) would not face direct competition from products currently available to stroke victims, a number of organizations are conducting clinical trials of neuroprotectant drug candidates which, if approved and commercialized, would compete with Cerovive (NXY-059). Competitors developing such products include Yamanouchi Pharmaceutical Co. Ltd., IVAX Pharmaceuticals, Inc., Vertex Pharmaceuticals Incorporated and D-Pharm Ltd.

Most of our competitors have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical trials and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. As a result, they may achieve product commercialization or patent protection earlier than we can, if at all. Hospitals, physicians, patients or the medical community in general may not accept and use any products that we may develop.

We have no experience selling, marketing or distributing products and no internal capability to do so.

If we receive regulatory approval to commence commercial sales of any of our product candidates other than Cerovive (NXY-059), we will have to establish a sales and marketing organization with appropriate technical expertise and supporting distribution capability. At present, we have no sales or marketing personnel. Factors that may inhibit our efforts to commercialize our products without strategic partners or licensees include:

•	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe our products;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage against companies with broader product lines; and

•	unforeseen costs associated with creating an independent sales and marketing organization.

As an alternative to establishing our own sales and marketing organization, we may engage a pharmaceutical or other healthcare company with an existing distribution system and direct sales organization to assist us. We may not be able to successfully establish sales and distribution capabilities either on our own or in collaboration with third parties or gain market acceptance for our products. To the extent we enter co-promotion or other licensing arrangements, any revenues we receive will depend on the efforts of third parties and we may not succeed.

If third-party manufacturers of our products fail to devote sufficient time and resources to our concerns, or if their performance is substandard, our clinical trials and product introductions may be delayed and our costs may rise.

We have no manufacturing facilities, and we have no experience in the commercial manufacturing of drugs and no experience in designing drug manufacturing processes. We have contracted with third-party manufacturers to produce, in collaboration with us, our product candidates for clinical trials. We intend to rely on third-party contract manufacturers to manufacture, supply, store and distribute any resulting products.

While we have not experienced problems with our third party manufacturers to date, our reliance on these third-party manufacturers exposes us to the following risks, any of which could delay or prevent the completion of our clinical trials, the approval of our product candidates by the FDA or other regulatory agencies, or the commercialization of our products, result in higher costs, or deprive us of potential product revenues:

•	Contract manufacturers are obliged to operate in accordance with FDA-mandated current good manufacturing practices, or cGMPs. A failure of any of our contract manufacturers to establish and follow cGMPs and to document their adherence to such practices may lead to significant delays in the availability of material for clinical trials and may delay or prevent filing or approval of marketing applications for our products.

•	Changing contract manufacturers may be difficult and the number of potential manufacturers is limited. Changing manufacturers may require re-validation of the manufacturing processes and procedures in accordance with FDA-mandated cGMPs. Such re-validation may be costly and time-consuming. It may be difficult or impossible for us to find replacement manufacturers on acceptable terms quickly, or at all.

Drug manufacturers are subject to ongoing periodic unannounced inspections by the FDA and corresponding state and foreign agencies to ensure strict compliance with cGMPs, other government regulations and corresponding foreign standards. We are not aware of any violations by our third-party manufacturers of any of these regulations or standards. While we are obligated to audit the performance of third-party contractors, we do not have control over our third-party manufacturers’ compliance with these regulations and standards. Failure by our third-party manufacturers or us to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of the government to grant premarket approval of drugs, delays, suspension or withdrawal of approvals, seizures or recalls of product, operating restrictions and criminal prosecutions.

We may not be able to manufacture our future product candidates in commercial quantities, which would prevent us from commercializing our future product candidates.

To date, our product candidates have been manufactured in small quantities for preclinical and clinical trials. If any of our future product candidates are approved by the FDA or other regulatory agencies for commercial sale, we will need to manufacture them in larger quantities. We may not be able to successfully increase the manufacturing capacity, whether in collaboration with third party manufacturers or on our own, for any of our future product candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. If we are unable to successfully increase the manufacturing capacity for a product candidate, the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in supply. Our product candidates will require precise, high quality manufacturing. Our failure to achieve and maintain these high manufacturing standards, including the incidence of manufacturing errors, could result in patient injury or death, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously hurt our business.

If we are unable to retain and recruit qualified scientists or if any of our key executives, key employees or key consultants discontinues his or her employment or consulting relationship with us, it may delay our development efforts.

We are highly dependent on the key members of our management and scientific staff, especially our chief executive officer, Corey Goodman, Ph.D. The loss of any of our key employees or key consultants could impede the achievement of our development objectives. Furthermore, recruiting and retaining qualified scientific personnel to perform research and development work in the future is critical to our success. We may be unable to attract and retain personnel on acceptable terms given the competition among biotechnology, pharmaceutical and health care companies, universities and non-profit research institutions for experienced scientists. We maintain “key man” insurance on Dr. Goodman. We do not maintain “key man” insurance policies on any of our other officers or employees. All of our employees are employed “at will” and, therefore, each employee may leave our employment at any time.

We have a history of losses and we may never achieve sustained profitability.

Since our inception, we have incurred significant net losses, including a net loss of $10.0 million and $20.0 million for the three months and six months ended June 30, 2005 respectively, and net losses of $39.9 million and $41.9 million for the years ended December 31, 2004 and 2003, respectively. As of June 30, 2005, our cumulative net loss was $142.0 million. We have not yet completed the development, including obtaining regulatory approvals, of any of our product candidates and, consequently, have not generated revenues from the sale of products and do not expect to do so for at least the next several years. Even if we succeed in developing and commercializing one or more of our product candidates, we expect to incur substantial losses for the foreseeable future. The development and sale of our products will require completion of clinical trials and significant additional research and development activities. We expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

•	expand our research and development programs; and

•	advance new product candidates into clinical development from our existing research programs.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. We will need to generate significant revenues to achieve profitability. Our ability to generate revenues and achieve profitability depends on successful completion of clinical trials, our additional research and development efforts, our ability to successfully commercially introduce our products, market acceptance of our products, the competitive position of our products and the other risk factors set forth in this report. We may not be able to generate these revenues, and we may never achieve profitability. Our failure to achieve profitability could negatively impact the market price of our common stock. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

If we cannot raise additional capital on acceptable terms, we may be unable to complete planned clinical trials, obtain regulatory approvals or commercialize our product candidates.

We believe that existing cash reserves will fund our planned activities for more than the next 12 months. However, we will require substantial future capital in order to continue to conduct the research and development, clinical and regulatory activities necessary to bring our product candidates to market and to establish commercial manufacturing, sales and marketing capabilities. During the six months ended June 30, 2005, our net cash used in operating activities was $18.0 million and we had capital expenditures of $1.1 million. During the year ended December 31, 2004, our net cash used in operating activities was $25.2 million and we had capital expenditures of $2.2 million for the same period. Our future capital requirements depend on many factors, including:

•	the progress of preclinical development and laboratory testing and clinical trials;

•	the time and costs involved in obtaining regulatory approvals;

•	delays that may be caused by evolving requirements of regulatory agencies;

•	the number of product candidates we pursue;

•	the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims;

•	our plans to establish sales, marketing and/or manufacturing capabilities;

•	our ability to establish, enforce and maintain selected strategic alliances and activities required for product commercialization;

•	the acquisition of technologies or products and other business opportunities that require financial commitments; and

•	our revenues, if any, from successful development and commercialization of our products.

We intend to seek additional funding through strategic collaborations. We face intense competition from many other companies in the pharmaceutical and biotechnology industry for corporate collaborations, as well as for establishing relationships with academic and research institutions and for obtaining licenses to proprietary technology. If we are unable to attract and retain corporate partners to develop, introduce and market our products, our business may be materially and adversely affected. Our strategy and any reliance on corporate partners, if we are able to establish such collaborative relationships, are subject to additional risks. Our partners may not devote sufficient resources to the development, introduction and marketing of our products or may not pursue further development and commercialization of products resulting from collaborations with us. If a corporate partner elects to terminate its relationship with us, our ability to develop, introduce and market our products may be significantly impaired and we may be forced to discontinue the product altogether. We may not be able to negotiate alternative corporate partnership agreements on acceptable terms, if at all. The failure of any future collaboration efforts could have a material adverse effect on our ability to develop, introduce and market our products and, consequently, could have a material adverse effect on our business, results of operations and financial condition.

In addition to strategic collaborations, we may seek funding through private or public sales of our securities, entering into credit arrangements, or by licensing all or a portion of our technology. This funding may significantly dilute existing stockholders or may limit our rights to our technology.

We may not be able to obtain additional funding on reasonable terms, or at all. If we cannot obtain adequate funds, we may:

•	terminate or delay preclinical development or clinical trials for one or more of our product candidates;

•	delay establishment, or fail to establish, sales, marketing and/or manufacturing capabilities;

•	curtail significant product development programs that are designed to identify new product candidates;

•	not be in a position to acquire technologies or pursue other business opportunities that require financial commitments; and/or

•	relinquish rights to our technologies or product candidates.

Risks Related to Our Industry

Claims that we infringe a third-party’s intellectual property may give rise to burdensome litigation, result in potential liability for damages or stop our development and commercialization efforts.

Third parties may assert patent or other intellectual property infringement claims against us or our strategic partners or licensees with respect to technologies used in our potential products. While we have conducted patent searches to determine whether the technologies used in our products infringe patents held by third parties, we expect that numerous patent applications are currently pending and may be filed in the future for technologies generally related to our technologies, including many patent applications that remain confidential after filing. Due to these factors and the inherent uncertainty in conducting patent searches, we may violate third-party patent rights that we have not yet identified.

U.S. and foreign patents have been issued to third parties in the same fields as some of our product candidates. There may also be patent applications filed by these or other parties in the United States and various foreign jurisdictions that are in the same fields as some of our product candidates. These patent applications, if issued, could subject us to infringement actions. Although we have received communications from a third party alleging that we may infringe certain patents held by the third party, we do not believe there is a reasonable basis for an action claiming that we are infringing any valid and enforceable patents of such third party. To date we have not been subject to any infringement actions.

The owners or licensees of these and other patents may file one or more infringement actions against us. Patent litigation can involve complex factual and legal questions and its outcome is uncertain. Any claim relating to infringement of patents that is successfully asserted against us may cause us to pay substantial damages.

Even if we were to prevail, any litigation could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. Furthermore, as a result of a patent infringement suit brought against us or our strategic partners or licensees, we or our strategic partners or licensees may be forced to stop or delay developing, manufacturing or selling potential products, including Cerovive (NXY-059), that are claimed to infringe a third party’s intellectual property unless that party grants us or our strategic partners or licensees rights to use its intellectual property. In such cases, we may be required to obtain licenses to patents or proprietary rights of others in order to continue to commercialize our products. However, we may not be able to obtain any licenses required under any patents or proprietary rights of third parties on acceptable terms, or at all. Even if our strategic partners, licensees or we were able to obtain rights to the third party’s intellectual property, these rights may be non-exclusive, thereby giving our competitors access to the same intellectual property. Ultimately, we may be unable to commercialize some of our potential products or may have to discontinue development of a product candidate, such as Cerovive (NXY-059), or cease some of our business operations as a result of patent infringement claims, which could severely harm our business.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain product candidates, which could severely harm our business.

If we are unable to protect our intellectual property rights, our competitors may develop and market products with similar features that may reduce demand for our potential products.

The following factors are important to our success:

•	receiving patent protection for our product candidates;

•	not infringing on the intellectual property rights of others;

•	preventing others from infringing our intellectual property rights; and

•	maintaining our patent rights and trade secrets.

We will be able to protect our intellectual property rights in patents and trade secrets from unauthorized use by third parties only to the extent that such intellectual property rights are covered by valid and enforceable patents or are effectively maintained as trade secrets.

We try to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. Because the patent position of biotechnology and pharmaceutical companies involves complex legal and factual questions, the issuance, scope and enforceability of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. U.S. patents and patent applications may also be subject to interference proceedings and U.S. patents may be subject to reexamination proceedings in the U.S. Patent and Trademark Office (and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent office), which proceedings could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such interference, reexamination and opposition proceedings may be costly. Thus, any patents that we own or license from others may not provide any protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, others may independently develop similar technologies or duplicate any technology that we have developed. We rely on third-party payment services for the payment of foreign patent annuities and other fees. Non-payment or delay in payment of such fees, whether intentional or unintentional, may result in loss of patents or patent rights important to our business. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties (for example, the patent owner has failed to “work” the invention in that country, or the third party has patented improvements). In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. Compulsory licensing of life saving drugs is also becoming increasingly popular in developing countries either through direct legislation or international initiatives. Such compulsory licenses could be extended to include some of our product candidates, which could limit our potential revenue opportunities. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the aggressive enforcement of patent and other intellectual property protection which makes it difficult to stop infringement.

In addition, our ability to enforce our patent rights depends on our ability to detect infringement. It is difficult to detect infringers who do not advertise the compounds that are used in their products. Any litigation to enforce or defend our patent rights, even if we were to prevail, could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations.

We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. We try to protect this information by entering into confidentiality agreements with parties that have access to it, such as our strategic partners, collaborators, employees and consultants. Any of these parties may breach these agreements and disclose our confidential information or our competitors might learn of the information in some other way. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business, financial condition and results of operations could be materially adversely affected.

Governmental and third-party payors may impose sales and pharmaceutical pricing restrictions or controls on our potential products that could limit our future product revenues and adversely affect profitability.

The commercial success of our potential products is substantially dependent on whether third-party reimbursement is available for the ordering of our products by the medical profession for use by their patients. Medicare, Medicaid, health maintenance organizations and other third-party payors may not cover or provide adequate payment for our potential products. They may not view our potential products as cost-effective and reimbursement may not be available to consumers or may not be sufficient to allow our potential products to be marketed on a competitive basis. Likewise, legislative or regulatory efforts to control or reduce health care costs or reform government health care programs could result in lower prices or rejection of our potential products. Changes in reimbursement policies or health care cost containment initiatives that limit or restrict reimbursement for our products may cause our revenue to decline.

Competition in the biotechnology and pharmaceutical industries is intense, and if we fail to compete effectively our financial results will suffer.

Our business is characterized by extensive research efforts, rapid developments and intense competition. Our competitors may have or may develop superior technologies or approaches to the development of competing products, which may provide them with competitive advantages. Our potential products may not compete successfully. We believe that successful competition in our industry depends on product efficacy, safety, reliability, availability, timing, scope of regulatory approval, acceptance and price, among other things. Important factors to our success also include speed in developing product candidates, completing clinical development and laboratory testing, obtaining regulatory approvals and manufacturing and selling commercial quantities of potential products to the market.

We expect competition to increase as technological advances are made and commercial applications broaden. In commercializing our initial product candidates and any additional product candidates, we will face substantial competition from pharmaceutical, biotechnology and other companies, universities and research institutions.

Many of our competitors have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical trials and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. Many of our competitors may achieve product commercialization or patent protection earlier than we achieve commercialization or patent protection, if at all. Furthermore, we believe that some of our competitors have used, and may continue to use, litigation to gain a competitive advantage.

Rapid technological change could make our products obsolete.

Biopharmaceutical technologies have undergone rapid and significant change and we expect that they will continue to do so. Any compounds, products or processes that we develop may become obsolete or uneconomical before we recover any expenses incurred in connection with their development. Rapid technological change could make our products obsolete or uneconomical.

We face potential product liability exposure far in excess of our limited insurance coverage.

The use of any of our product candidates in clinical trials, and the sale of any approved products, may expose us to product liability claims. These claims might be made directly by consumers, health care providers, pharmaceutical companies or others selling our products. We have obtained limited product liability insurance coverage for our clinical trials in the amount of $5,000,000 per occurrence and

$5,000,000 in the aggregate. However, our insurance may not reimburse us or may not be sufficient to reimburse us for expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive, and we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If we obtain marketing approval for any of our product candidates in development, we intend to expand our insurance coverage to include the sale of commercial products, but we may be unable to obtain commercially reasonable product liability insurance for any products approved for marketing. On occasion, juries have awarded large judgments in class action lawsuits based on drugs that had unanticipated side effects. In addition, the pharmaceutical and biotechnology industries, in general, have been subject to significant medical malpractice litigation. A successful product liability claim or series of claims brought against us would decrease our cash reserves and could cause our stock price to fall.

Our activities involve hazardous materials and we may be liable for any resulting contamination or injuries.

Our research activities involve the use of hazardous materials. We cannot eliminate the risk of accidental contamination or injury from these materials. If an accident occurs, we may be liable for any resulting damages, which may decrease our cash reserves and could cause our stock price to fall.

If we are unable to complete our assessment as to the adequacy of our internal control over financial reporting within the required time periods as required by Section 404 of the Sarbanes-Oxley Act of 2002, or in the course of such assessments identify and report material weaknesses in our controls, our investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their Annual Reports on Form 10-K. This report is required to contain an assessment by management of the effectiveness of the company’s internal control over financial reporting. We are required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 in our December 31, 2005 Form 10-K. In addition, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal control over financial reporting. Although we intend to diligently and vigorously review our internal control over financial reporting in order to ensure compliance with the Section 404 requirements if our independent registered public accounting firm is not satisfied with our internal control over financial reporting or the level at which these controls are documented, designed, operated or reviewed, or if said firm interprets the requirements, rules or regulations differently from us, then they may decline to attest to management’s assessment or may issue a report that is qualified or has a scope limitation. Although we anticipate expending significant resources in developing the necessary documentation and testing procedures required by Section 404, there is a significant risk that we will not comply with all of the requirements imposed by Section 404. In addition, the very limited size of our organization could lead to conditions that could be considered material weaknesses, such as those related to segregation of duties that is possible in larger organizations but significantly more difficult in smaller organizations. Also, controls related to our general information technology infrastructure may not be as comprehensive as in the case of a larger organization with more sophisticated capabilities and more extensive resources. It is not clear how such circumstances should be interpreted in the context of an assessment of internal control over financial reporting. If we fail to implement required new or improved controls, we may be unable to comply with the requirements of Section 404 in a timely manner. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline or could limit our ability to obtain additional financing.

Risks Related to this Offering

We expect that our stock price will fluctuate significantly.

Prior to our initial public offering, you could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained. The stock market, particularly in recent years, has experienced significant volatility particularly with respect to pharmaceutical and biotechnology stocks. The volatility of pharmaceutical and biotechnology stocks often does not relate to the operating performance of the companies represented by the stock. Factors that could cause this volatility in the market price of our common stock include:

•	the results from the SAINT clinical trials for Cerovive (NXY-059) and any future trials we may conduct;

•	FDA or international regulatory actions;

•	failure of any of our product candidates, if approved, to achieve commercial success;

•	announcements of the introduction of new products by us or our competitors;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	developments concerning intellectual property rights;

•	litigation or public concern about the safety of our potential products;

•	comments by securities analysts;

•	actual and anticipated fluctuations in our quarterly operating results;

•	deviations in our operating results from the estimates of securities analysts;

•	rumors relating to us or our competitors;

•	additions or departures of key personnel;

•	third party reimbursement policies; and

•	developments concerning current or future strategic alliances.

These and other external factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

Future sales of common stock by our existing stockholders may cause our stock price to fall.

The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Management may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.

Management will retain broad discretion over the use of proceeds from this offering. Stockholders may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our stockholders. Management intends to use the proceeds from this offering primarily to fund clinical trials of our lead product candidates and for other research and development and other general corporate purposes. Because of the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds of this offering may vary substantially from our currently planned uses. We intend to invest the net proceeds from this offering in short term, interest-bearing investment grade securities until we are ready to use them.

New investors in our common stock will experience immediate and substantial dilution.

The offering price of our common stock will be substantially higher than the net tangible book value per share of our existing capital stock. As a result, purchasers of our common stock in this offering will incur immediate and substantial dilution of $9.44 in net tangible book value per share of common stock. Those purchasers will experience additional dilution upon the exercise of outstanding stock options and warrants. See “Dilution” on page S-26 for a more detailed discussion of the dilution new investors will incur in this offering.

Our directors and management exercise significant control over our company.

As of June 30, 2005, our directors and executive officers and their affiliates collectively control approximately 23% of our outstanding common stock. These stockholders, if they act together, can influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock.

Provisions of Delaware law or our charter documents and stockholder rights plan could delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders, and could make it more difficult for you to change management.

Provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. This is because these provisions may prevent or frustrate attempts by stockholders to replace or remove our current management.

These provisions include:

•	a classified board of directors;

•	a prohibition on stockholder action through written consent;

•	a requirement that special meetings of stockholders be called only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors;

•	advance notice requirements for stockholder proposals and nominations;

•	a requirement of approval of not less than 66 2/3% of all outstanding shares of our capital stock entitled to vote to amend any bylaws by stockholder action, or to amend certain provisions of our certificate of incorporation; and

•	the authority of the Board of Directors to issue preferred stock with such terms as the Board of Directors may determine.

As a result, these provisions and others available under Delaware law could limit the price that investors are willing to pay in the future for shares of our common stock.

In addition, in March 2005, we adopted a stockholder rights plan. Although the rights plan will not prevent a takeover, it is intended to encourage anyone seeking to acquire our company to negotiate with our board prior to attempting a takeover by potentially significantly diluting an acquirer’s ownership interest in our outstanding capital stock. The existence of the rights plan may also discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have paid no cash dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our businesses. In addition, the terms of existing debts preclude us from paying these dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information that we incorporate by reference, contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Forward-looking statements include, without limitation, statements set forth in this prospectus and incorporated by reference in this prospectus regarding, among other things:

•	the progress, timing and completion of the research, development and clinical trials for Cerovive (NXY-059) and any of our future product candidates;

•	our collaborative partner’s ability to market, commercialize and achieve market acceptance for Cerovive (NXY-059) and our ability to do the same with any of our future product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our relationships with collaborators;

•	sufficiency of our cash reserves;

•	our filing for and receipt of future regulatory approvals or clearances;

•	implementation of our corporate strategy; and

•	our future financial performance.

Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described in the “Risk Factors” section of this prospectus supplement and accompanying prospectus and elsewhere in this prospectus supplement and in the accompanying prospectus. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement except as required by law.

USE OF PROCEEDS

Based upon the initial price to public of $13.50, we estimate that the net proceeds we will receive from the sale of shares of our common stock in this offering will be approximately $50.4 million ($58.0 million if the underwriters’ over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses. We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered hereby. We currently intend using the net proceeds from the sale of our common stock in this offering primarily for:

•	research and development, including clinical trials for any future product candidates; and

•	working capital and other general corporate purposes.

The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we currently have no material agreements or commitments with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

CAPITALIZATION

The following table sets forth our unaudited cash, cash equivalents, restricted cash, and marketable securities and capitalization as of June 30, 2005:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of 4,000,000 shares of our common stock in this offering at the initial price to public of $13.50 per share, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2005
	Actual	As Adjusted
	(In thousands, except per share data)
Cash, cash equivalents, restricted cash and marketable securities	$68,926	$119,286

Total liabilities	$11,037	$11,037

Stockholders’ equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 24,746,317 shares issued and outstanding, actual; and 28,746,317 shares issued and outstanding as adjusted	25	29
Additional paid-in-capital	215,847	266,203
Deferred compensation	(6,951)	(6,951)
Accumulated deficit	(141,951)	(141,951)
Accumulated other comprehensive loss	(173)	(173)

Total stockholders’ equity	66,797	117,157

Total capitalization	$77,834	$128,194

The number of shares of our common stock in the actual and as adjusted columns in the table above reflects the initial price to public of $13.50 per share, assumes no exercise of the underwriters’ over-allotment option and excludes the following options and warrants outstanding as of June 30, 2005:

•	2,951,087 shares of our common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $6.33 per share; and

•	57,222 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $7.69 per share.

DILUTION

Net tangible book value dilution per share to investors in this underwritten offering represents the difference between the amount per share paid by these investors and the net tangible book value per share of our common stock immediately after completion of this offering. After giving effect to the sale of the 4,000,000 shares of our common stock being offered in this offering, at the initial price to public of $13.50 per share and after deducting underwriting discounts and commissions and our estimated offering expenses, our net tangible book value as of June 30, 2005 would have been $4.06 per share. This amount represents an immediate increase in net tangible book value of $1.38 per share to existing stockholders and an immediate dilution in net tangible book value of $9.44 per share to investors in this underwritten offering as illustrated in the following table:

Initial price to public per share		$13.50
Net tangible book value per share as of June 30, 2005	$2.68
Increase in net tangible book value per share attributable to this offering	$1.38

Pro forma net tangible book value per share as of June 30, 2005 after giving effect to this offering		4.06

Dilution per share to investors in this offering		$9.44

The number of shares of our common stock in the computations above assumes no exercise of the underwriters’ over-allotment option and excludes the following options and warrants outstanding as of June 30, 2005:

•	2,951,087 shares of our common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $6.33 per share; and

•	57,222 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $7.69 per share.

PRICE RANGE OF COMMON STOCK

Our common stock trades on The Nasdaq Stock Market® under the symbol “RNVS”. The table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported on The Nasdaq Stock Market:

	High	Low
Year ended December 31, 2004
First quarter	$17.57	$9.95
Second quarter	$13.76	$8.60
Third quarter	$9.84	$6.60
Fourth quarter	$15.66	$8.05
Year ended December 31, 2005
First quarter	$14.44	$7.64
Second quarter	$19.25	$6.34
Through September 22, 2005	$16.54	$11.80

As of June 30, 2005, there were 384 holders of record of our common stock. As of September 22, 2005, the last sale price reported on The Nasdaq Stock Market for our common stock was $13.92 per share.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. We are prohibited from paying dividends, other than dividends payable solely in common stock, by the covenants contained in loan agreements with certain lenders. Following the expiration of these agreements, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other such factors as the Board of Directors deems relevant.

UNDERWRITING

The company and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co., CIBC World Markets Corp., Piper Jaffray & Co. and SG Cowen & Co., LLC are the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.	1,900,000
CIBC World Markets Corp.	700,000
Piper Jaffray & Co.	700,000
SG Cowen & Co., LLC	700,000

Total	4,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 600,000 shares from the company to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 600,000 additional shares.

Paid by the Company	No Exercise	Full Exercise
Per Share	$0.81	$0.81
Total	$3,240,000	$3,726,000

Shares sold by the underwriters to the public will initially be offered at an initial price to public set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.486 per share from an initial price to public. Any such securities dealers may resell any shares purchased from the underwriters to certain other brokers or dealers at a discount of up to $0.10 per share from an initial price to public. If all the shares are not sold at an initial price to public, the underwriters may change the offering price and the other selling terms.

The company and each of its directors and executive officers will agree with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. This agreement does not apply to existing Rule 10b5-1 sales plans of the company’s directors and executive officers (under which up to 231,600 shares may be sold during the 90-day lock-up period), to the issuance of shares by the company pursuant to its existing employee stock option plans or to the issuance by the company of shares of common stock in an amount up to an aggregate of 10% of the company’s outstanding shares of common stock if such shares are issued (i) for cash in connection with any strategic transaction that includes a commercial relationship involving the company and other entities or (ii) as direct consideration in connection with the acquisition by the company of any businesses, products or technologies.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the company in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on Nasdaq National Market, in the over-the-counter market or otherwise.

Each of the underwriters has represented and agreed that:

(a) it has not made or will not make an offer of shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(c) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the securities to the public in Singapore.

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $400,000.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

VALIDITY OF COMMON STOCK

The validity of the common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Menlo Park, California, and for the underwriters by Sullivan & Cromwell LLP, Palo Alto, California.

EXPERTS

The financial statements of Renovis, Inc. included in Renovis, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. We incorporate by reference the following documents filed by us with the SEC under the Exchange Act:

•	Our current reports on Form 8-K filed on June 2, 2005, June 14, 2005, July 22, 2005, July 29, 2005 and August 25, 2005; and

•	Our quarterly report on Form 10-Q for the quarter ended June 30, 2005 filed on August 12, 2005.

All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before all of the shares of common stock offered by this prospectus supplement have been sold are deemed to be incorporated by reference in this prospectus supplement and to be a part of it from the respective dates of filing those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to John C. Doyle, Vice President of Finance and Chief Financial Officer, Renovis, Inc., Two Corporate Drive, South San Francisco, California 94080, telephone: (650) 266-1400.

PROSPECTUS

$100,000,000

Renovis, Inc.

Debt Securities, Common Stock,

Preferred Stock and Warrants

We may from time to time sell any combination of debt securities, common stock, preferred stock and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq National Market under the symbol “RNVS.” On May 19, 2005, the closing price of our common stock was $16.62.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 1 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2005.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT RENOVIS

We are a biopharmaceutical company developing drugs to treat neurological diseases and disorders.

We were incorporated in Delaware in January 2000 as Renovis Neuroscience, Inc. and changed our name to Renovis, Inc. in June 2000. Our principal executive offices are located at Two Corporate Drive, South San Francisco, California 94080, and our telephone number is (650) 266-1400. Our website address is www.renovis.com. Information contained in our website is not a part of this prospectus. References in this prospectus to “Renovis,” “we”, “us” and “our” refer to Renovis, Inc.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” under Item 1 of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 which is incorporated by reference in this prospectus, before making an investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those noted in “Risk Factors” above and in the documents incorporated by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

	Three Months Ended March 31, 2005	Fiscal Year Ended December 31,				Period from Inception (January 5, 2000) to December 31, 2000
		2004	2003	2002	2001
		(in thousands)
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—
Coverage deficiency	$(9,990)	$(39,941)	$(85,265)	$(25,077)	$(11,359)	$(3,733)

(1)	In each of the periods presented, earnings were insufficient to cover fixed charges.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including clinical trials, research and development expenses, general and administrative expenses, manufacturing expenses and potential acquisitions of companies, products and technologies that complement our business. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our convertible senior or subordinated debt securities issued under one or more separate senior or subordinated indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

The following is a summary of the most important provisions and definitions of the indentures. For additional information, you should look at the applicable indenture that is filed as an exhibit to the registration statement which includes the prospectus. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities.”

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus. The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement occurs.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series for 30 days when due;

(3) failure to deposit any sinking fund payment when due;

(4) failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture;

(5) our bankruptcy, insolvency or reorganization; and

(6) any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal of, premium, if any, on or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium on or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right, if any, to convert any debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

(1) the subordination provisions under the subordinated indenture; and

(2) covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of the debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, any premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

As of March 31, 2005, $4.1 million of senior indebtedness was outstanding. We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries, if any; and

•	the subordinated debt securities.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

We have authority to issue 100,000,000 shares of common stock, $0.001 par value per share. As of May 18, 2005, we had 24,739,077 shares of common stock outstanding.

The holders of our common stock are entitled to one vote for each share of our common stock held of record on all matters on which stockholders are entitled or permitted to vote. Our common stock does not have cumulative voting rights in the election of directors. As a result, holders of a majority of the shares of our common stock voting for the election of directors can elect all the directors standing for election. Holders of our common stock are entitled to receive dividends, if any, out of legally available funds when and if declared from time to time by our board of directors. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the rights of any then outstanding preferred stock. Our common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are fully paid and nonassessable and the shares of common stock offered hereby will be fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Wells Fargo Shareowner Services.

Stockholder Rights Plan

On March 23, 2005, our board of directors adopted a stockholder rights plan and declared a dividend distribution of one right for each outstanding share of common stock to stockholders of record as of April 12, 2005. Each right entitles the holder to purchase one unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock for $90 per unit. Under certain circumstances, if a person or group acquires 15% or more of our outstanding common stock, holders of the rights (other than the person or group triggering their exercise) will be able to purchase, in exchange for the $90 exercise price, shares of our common stock, par value $0.001 per share, or of any company into which Renovis is merged having a value of $180. The rights expire on April 12, 2015 unless extended by our board of directors.

Classified Board of Directors

Our Amended and Restated Certificate of Incorporation provides for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classified board provision will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The classified board provision could have the effect of discouraging a third party from making a tender offer or attempting to obtain control of us. In addition, the classified board provision could delay stockholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

DESCRIPTION OF PREFERRED STOCK

We have authority to issue 5,000,000 shares of preferred stock, $0.001 par value per share, 100,000 shares of which have been designated Series A Junior Participating Preferred Stock, $0.001 par value per share, and are reserved for issuance under a stockholder rights plan adopted on March 23, 2005. As of May 18, 2005, we had no shares of preferred stock outstanding.

General

Under our Amended and Restated Certificate of Incorporation, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, our board of directors is required by the Delaware General Corporation Law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption or repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. As of May 18, 2005, we had warrants outstanding to purchase 57,222 shares of our common stock.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, common stock or preferred stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the price at which each share of debt securities, common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF

THE COMPANY’S CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, and our Amended and Restated Certificate of Incorporation, or Amended Charter, and Amended and Restated Bylaws, or Amended Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our Amended and Amended Bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

Our Amended Charter and Amended Bylaws, contain provisions that, together with the ownership position of our officers, directors and their affiliates, could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market price of our common stock.

Our Amended Charter limits the personal liability of our directors to our company and our stockholders to the fullest extent permitted by the DGCL. The inclusion of this provision in our Amended Charter may reduce the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care.

Our Amended Charter and Amended Bylaws provide that special meetings of stockholders can be called only by our board of directors, a majority of the members of our board of directors, or a committee of our board of directors which has been duly designated by our board of directors and whose powers and authority, as provided in a resolution of our board of directors or in the bylaws, include the power to call such meetings. Stockholders are not permitted to call a special meeting and cannot require our board of directors to call a special meeting. Any vacancy on our board of directors resulting from death, resignation, removal or otherwise or newly created directorships may be filled only by vote of the majority of directors then in office, or by a sole remaining director. Our Amended Charter also provides for a classified board. See “Description of Common Stock.”

We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who,

together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

LEGAL MATTERS

Latham & Watkins LLP, Menlo Park, California, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The financial statements of Renovis, Inc. appearing in Renovis Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended Charter and Amended Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of our company pursuant to our company’s Amended Charter, Amended Bylaws and the DGCL, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public at the Commission’s website at http://www.sec.gov. You may also inspect copies of these materials and other information about us at the offices of the Nasdaq Stock Market, Inc., National Market System, 1735 K Street, N.W., Washington, D.C. 20006-1500.

The Commission allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2004;

•	our quarterly report on Form 10-Q filed on May 16, 2005;

•	our current reports on Form 8-K filed on January 6, 2005, February 1, 2005, February 25, 2005, March 8, 2005, April 11, 2005, April 14, 2005, April 27, 2005 and May 5, 2005;

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the Commission on January 30, 2004 (File No. 000-50564);

•	the description of our Series A Junior Participating Preferred Stock set forth in our registration statement on Form 8-A, filed with the Commission on April 11, 2005 (File No. 000-50564); and

•	our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2005 Annual Meeting of Stockholders filed on May 2, 2005.

This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to John C. Doyle, Vice President of Finance and Chief Financial Officer, Renovis, Inc., Two Corporate Drive, South San Francisco, California 94080, telephone: (650) 266-1400.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus Supplement

4,000,000 Shares

Renovis, Inc.

Common Stock

Goldman, Sachs & Co.

CIBC World Markets

Piper Jaffray

SG Cowen & Co.